American Realty Capital Properties, Inc.
Up to $60,000,000 of shares of Common Stock

($0.01 par value per share)

Equity Distribution Agreement

January 22, 2013

Robert W. Baird & Co. Incorporated

1717 K Street, Suite 910

Washington, DC 20036

Gentlemen:

American Realty Capital Properties, Inc., a Maryland corporation (the “Company”), and ARC Properties Operating Partnership, L.P., a Delaware limited partnership of which the Company is the sole general partner (the “Operating Partnership”), each confirms its respective agreements (this “Agreement”) with Robert W. Baird & Co. Incorporated (“Robert W. Baird”) as follows.

The Company and the Operating Partnership are party to that certain Equity Distribution Agreement, dated as of October 29, 2012, with Deutsche Bank Securities Inc., JMP Securities LLC, Ladenburg Thalmann & Co. Inc., RBS Securities Inc. and Robert W. Baird (the “Existing Distribution Agreement”), with respect to the subject matter set forth in, and the transactions contemplated by, this Agreement and the Alternative Distribution Agreements (as defined below). This Agreement and the Alternative Distribution Agreements replace and supersede the Existing Distribution Agreement in its entirety.

1.                  Issuance and Sale of Shares. The Company and the Operating Partnership agree that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through Robert W. Baird, acting as agent and/or principal, shares (the “Placement Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), having an aggregate offering price of up to $60,000,000 of Placement Shares (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 regarding the aggregate offering price of the Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and that Robert W. Baird shall have no obligation in connection with such compliance, provided that Robert W. Baird strictly follows the trading instructions provided pursuant to any Placement Notice (as defined below), including, without limitation, not selling in excess of the number of Placement Shares specified in any Placement Notice. The issuance and sale of Placement Shares through Robert W. Baird shall be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Common Stock.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-182971), including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement specifically relating to the Placement Shares (the “Prospectus Supplement”). The Company will furnish to Robert W. Baird, for use by Robert W. Baird, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares. Except where the context otherwise requires, such registration statement, on each date and time that such registration statement and any post-effective amendment thereto became or becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, as well as any comparable successor or other registration statement filed by the Company for the sale of shares of its Common Stock, including the Placement Shares, collectively are herein called the “Registration Statement.” The base prospectus, including all documents incorporated or deemed to be incorporated by reference therein, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement has most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with the then issued Issuer Free Writing Prospectus(es) (as defined herein), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System or, if applicable, the Interactive Data Electronic Applications System (collectively, “EDGAR”).

The Company and the Operating Partnership have also entered into separate equity distribution agreements (collectively, the “Alternative Distribution Agreements”), dated as of even date herewith, with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), JMP Securities LLC, Ladenburg Thalmann & Co. Inc., and RBS Securities Inc. (collectively, the “Alternative Managers”). The aggregate offering price of the Placement Shares that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.

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2.                  Placements.

(a)                Each time that the Company wishes to issue and sell the Placement Shares hereunder (each, a “Placement”), it will notify Robert W. Baird by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Placement Shares to be sold, which shall at a minimum include the number of Placement Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one Trading Day (as defined in Section 3), and any minimum price below which sales may not be made. A form of Placement Notice, which contains such minimum required sales parameters, is attached hereto as Exhibit 1. A Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to the Chief Executive Officer of the Company), and shall be sent to the representative(s) of Robert W. Baird set forth on Schedule 1, as amended from time to time. If Robert W. Baird wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, Robert W. Baird will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice is delivered to Robert W. Baird, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and Robert W. Baird set forth on Schedule 1 attached hereto setting forth the terms that Robert W. Baird is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or Robert W. Baird until the Company delivers to Robert W. Baird an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and Robert W. Baird set forth on Schedule 1 attached hereto. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of Robert W. Baird’s acceptance of the terms of the Placement Notice or upon receipt by Robert W. Baird of the Company’s Acceptance, as the case may be, unless and until (i) in accordance with the notice requirements set forth in Section 4, Robert W. Baird declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares has been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company or Robert W. Baird suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those in the earlier dated Placement Notice or (v) this Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to Robert W. Baird, in connection with the sale of the Placement Shares shall be determined in accordance with the terms set forth on Schedule 2 attached hereto. It is expressly acknowledged and agreed that neither the Company nor Robert W. Baird will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to Robert W. Baird and either (i) Robert W. Baird accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control. Notwithstanding the foregoing, in the event the Company engages Robert W. Baird for a sale of Placement Shares that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and Robert W. Baird will agree to compensation that is customary for Robert W. Baird with respect to such transactions.

(b)               Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Placement Shares and, by notice to Robert W. Baird given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Placement Shares, and Robert W. Baird shall not be obligated to offer or sell any Placement Shares, (i) during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchases or sales of the Company’s Common Stock by its officers or directors, (ii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information or (iii) except as provided in Section 2(c) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

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(c)                If the Company wishes to offer, sell or deliver Placement Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to Robert W. Baird (with a copy to counsel to Robert W. Baird) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to Robert W. Baird, and obtain the consent of Robert W. Baird to the filing thereof (such consent not to be unreasonably withheld), (ii) afford Robert W. Baird the opportunity to conduct a due diligence review in accordance with Section 7(k) hereof and (iii) file such Earnings 8-K with the Commission, then the provisions of clause (iii) of Section 2(b) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that this Section 2(c) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 2(b), which shall have independent application.

(d)               In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of such Placement Notice will control.

3.                  Sale of Placement Shares by Robert W. Baird. Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Robert W. Baird, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its customary trading and sales practices and applicable state and federal laws, rules and regulations and the rules, regulations and policies of The NASDAQ Stock Market (“Nasdaq”) to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. Robert W. Baird, acting under a Placement Notice, will provide written confirmation to the Company (including by email correspondence to all the individuals from the Company set forth on Schedule 1), no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which sales of Placement Shares have been made hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to Robert W. Baird pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company. Except to the extent prohibited by the Placement Notice, Robert W. Baird may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including, without limitation, sales made directly on Nasdaq, on any other existing trading market for the Common Stock or to or through a market maker. With the prior written consent of the Company and to the extent not prohibited by the Placement Notice (as amended by the corresponding Acceptance, if applicable), Robert W. Baird may also sell Placement Shares by any other method permitted by law, including in privately negotiated transactions. During the term of this Agreement and notwithstanding anything to the contrary herein, Robert W. Baird agrees that in no event will it or any Agent Affiliate (as defined in Section 9(a), below) engage in any market making, bidding, stabilization or other trading activity with regard to the Common Stock if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. For the purposes hereof, “Trading Day” means any day on which shares of the Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.

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4.                  Suspension of Sales. The Company or Robert W. Baird acting pursuant to a Placement Notice, as applicable, may, upon notice to the other applicable party with respect to such Placement Notice in writing (including by email correspondence if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence), suspend all or part of the sale of Placement Shares; provided, however, in either case, that such suspension shall not affect or impair the other party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such suspension notice. Each of the parties agrees that no such suspension notice under this Section 4 shall be effective against any other party unless it is delivered to all the individuals of the applicable party named on Schedule 1 hereto, as such schedule may be amended from time to time for the applicable party.

5.                  Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to Robert W. Baird that as of each Applicable Time (as defined below):

(a)                Compliance with Registration Requirements. The Registration Statement has been filed with the Commission under the Securities Act and declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission. The Company satisfied all applicable requirements for the use of Form S-3 under the Securities Act when the Registration Statement was filed. The Commission has not issued an order preventing or suspending the use of the base prospectus, any Issuer Free Writing Prospectus (as defined below) or the Prospectus relating to the proposed offering of the Placement Shares and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission. The Prospectus delivered to Robert W. Baird for use in connection with the offering of Placement Shares was, at the time of such delivery, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. As filed, the Registration Statement complies in all material respects with the requirements of the Securities Act.

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(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto (or, if an amendment with respect to any such document was filed, when such amendment was filed) complied, or will comply when so filed, in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, and no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained, or will contain when it is so filed, an untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading, (ii) each part of the Registration Statement and each amendment thereto at each respective time the Registration Statement and each amendment thereto became effective, at each deemed effective date pursuant to Rule 430B(f)(2) of the Securities Act and as of each Settlement Date (as defined below), as the case may be, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and each amendment thereto, at each respective time the Registration Statement and each amendment thereto became effective, at each deemed effective date pursuant to Rule 430B(f)(2) of the Securities Act and as of each Settlement Date, as the case may be, and as of the date hereof, and the Prospectus, when filed, complied and will comply in all material respects with the Securities Act, (v) each Issuer Free Writing Prospectus relating to the Placement Shares, if any, when considered together with the Prospectus and any amendments and supplements thereto, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) as of its date, the date hereof, the Applicable Time, and each Settlement Date, the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)               Offering Materials Furnished to Robert W. Baird. The Company has delivered to Robert W. Baird a complete copy of the Registration Statement and of each opinion, consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, and any Issuer Free Writing Prospectus reviewed and consented to by Robert W. Baird, in such quantities and at such places as Robert W. Baird has reasonably requested.

(c)                Prospectus. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, as of the date hereof and at each Applicable Time, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from the Prospectus or any amendments or supplements thereto based upon and in conformity with written information furnished to the Company by Robert W. Baird specifically for use therein. “Applicable Time” means the date of this Agreement, each Representation Date (as defined in Section 7(m) hereof), the date on which a Placement Notice is given, any date on which Placement Shares are sold hereunder, and such other times as agreed to by the Company and Robert W. Baird.

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(d)               Distribution of Materials; Free Writing Prospectuses. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not, directly or indirectly, distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Placement Shares other than the Prospectus and other materials, if any, permitted under the Securities Act to be distributed. Each “issuer free writing prospectus” as defined in Rule 433 of the Securities Act, relating to the Placement Shares (“Issuer Free Writing Prospectus”) that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) of the Securities Act whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) of the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Securities Act, as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by Robert W. Baird specifically for use therein. The Company has satisfied or will satisfy the conditions in Rule 433 of the Securities Act so as not to be required to file with the Commission any electronic road show. The Company has not prepared, used or referred to, and will not, without Robert W. Baird’s prior written consent, prepare, use or refer to, any Issuer Free Writing Prospectus in connection with a Placement.

(e)                The Equity Distribution Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Operating Partnership, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles regardless of whether considered in a proceeding in equity or at law.

(f)                Authorization of the Placement Shares. The Placement Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Placement Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Placement Shares.

(g)                Interactive Data. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Placement Notice, Prospectus Supplement and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(h)               No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, results of operations, properties, business affairs or business prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries (including without limitation the Operating Partnership), considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries (including without limitation the Operating Partnership), considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company (other than regular monthly cash dividends consistent with past practice) or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

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(i)                 Independent Accountants. Grant Thornton LLP, who has expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus are (i) independent public or certified public accountants with respect to the Company as required by the Securities Act and the Exchange Act and (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

(j)                 Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the financial position of the Company and its subsidiaries (including, without limitation, the Operating Partnership), as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus. Any historical financial data set forth in the Prospectus fairly presents the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement and the Prospectus. Any pro forma consolidated financial statements of the Company and its subsidiaries and the related notes thereto set forth in the Prospectus and in the Registration Statement present fairly the information contained therein, have been prepared in accordance with Article 11 of Regulation S-X with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the “PCAOB”), has participated in or otherwise aided in the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and included in the Prospectus (it being agreed that the foregoing representation is made only to the Company’s knowledge with respect to any person that is not a director, officer or employee of the Company or any of its subsidiaries). All disclosures contained in the Registration Statement, the Prospectus or any Prospectus Supplement, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

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(k)               Company’s Accounting System. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has not been and is no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and since the Company’s formation, there has been no change in the Company’s internal control over financial reporting that has materially affected, or could materially affect, the Company’s internal control over financial reporting.

(l)                 Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interests of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except as set forth in the Prospectus, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. As of January 16, 2013, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21.1 to the Company’s Registration Statement on Form S-4/A (File No. 333-185935 filed by the Company with the Commission on January 22, 2012 (“Exhibit 21.1”)and (ii) such other entities omitted from Exhibit 21.1 which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

(m)             Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon the exercise of outstanding options described in the Prospectus). The capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable. None of the outstanding capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

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(n)               Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Placement Shares under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

(o)               Non-Contravention of Laws and Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in breach or violation of (A) its charter or by-laws, partnership agreement or operating agreement or similar organizational document, as applicable, (B) any applicable federal, state, local or foreign law, regulation or rule, except as would not, individually or in the aggregate, result in a Material Adverse Change, or (C) any applicable rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the Nasdaq Capital Market) or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company or any of its subsidiaries), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Prospectus and the issuance and sale of the Placement Shares (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational document of the Company or any subsidiary, as applicable, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any federal, state, local or foreign law, regulation or rule, administrative or court decree or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of Nasdaq) applicable to the Company or any subsidiary, except in the case of clause (ii), for those conflicts, breaches, defaults or Debt Repayment Triggering Events that would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws, Nasdaq and the Financial Industry Regulatory Authority, Inc. (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

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(p)               No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries (including without limitation the Operating Partnership), (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries (including without limitation the Operating Partnership) or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, such subsidiary or such officer or director, (B) any such action, suit or proceeding, if so determined adversely, would be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or (C) any such action, suit or proceeding is or would be material in the context of the sale of Placement Shares. No material labor dispute with the employees of the Company or any of its subsidiaries (including without limitation the Operating Partnership) exists or, to the Company’s knowledge, is threatened or imminent.

(q)               Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described therein. None of the technology employed by the Company or any of its subsidiaries has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or any of its or its subsidiaries’ officers, directors or employees or otherwise in violation of the rights of any persons, except for such violations that would not, individually or in the aggregate, be expected to result in a Material Adverse Change.

(r)                 All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations, licenses or permits issued by the appropriate state, local, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure so to possess would not individually or in the aggregate, be expected to result in a Material Adverse Change, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, license or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be expected to result in a Material Adverse Change.

(s)                Title to Properties. Except as disclosed in the Registration Statement, the Company and each of its subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 5(j) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. Except as disclosed in the Registration Statement, none of the real property so owned by the Company or any of its subsidiaries (the “Real Property”) is subject to any options or rights of first refusal to purchase all or part of such real property or any interest therein. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

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(t)                 No Violation of Laws Pertaining to Real Properties. None of the Company and each of its subsidiaries knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning any of the Real Property or any parts thereof, except for such violations which would not, individually or in the aggregate, materially and adversely affect the value of any such Real Property or the use or proposed use of any such Real Property by the Company, its subsidiaries or any tenant operators. No written notice of any condemnation of or zoning change affecting the Real Properties or any parts thereof has been received, or, to the knowledge of the Company, threatened, that if consummated would, individually or in the aggregate, be expected to result in a Material Adverse Change. Each of the Real Properties complies with all applicable zoning laws, ordinances, regulations, development agreements, reciprocal easement agreements and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially and adversely affect the value, use or proposed use of any of the Real Properties and will not result in a forfeiture or reversion of title.

(u)               Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 5(j) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. No subsidiary of the Company that is a limited partnership or limited liability company has made an election under Section 7701 of the Internal Revenue Code of 1986, as amended (the “Code”), to change its default classification for federal income tax purposes.

(v)               Company Not an “Investment Company”. The Company is not, and will not be, either after receipt of payment for the Placement Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus, an “investment company” within the meaning of Investment Company Act of 1940, as amended.

(w)              Insurance. Each of the Company and its subsidiaries are insured with policies in such amounts and with such deductibles and covering such risks as it reasonably deems adequate for its business, and the real property owned by the Company and its subsidiaries is appropriately insured by institutions it reasonably believes to be financially sound. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

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(x)               No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Common Stock or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Placement Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(y)               Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Prospectus which have not been described as required in all material respects. Neither the Company nor any of its subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such subsidiary except for such extensions of credit as are permitted by Section 13(k) of the Exchange Act.

(z)                FINRA Matters. All of the information provided to Robert W. Baird or to counsel for Robert W. Baird by the Company, its officers and directors in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110, 5121 or 5190 is true, complete and correct in all material respects.

(aa)            Statistical and Market-Related Data. The statistical, demographic and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that (i) the Company has no reason to believe are unreliable or inaccurate or (ii) represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(bb)           No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement and the Prospectus.

(cc)            Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company and its subsidiaries (including, without limitation, the Operating Partnership) have established and maintain disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries (including, without limitation, the Operating Partnership), is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is likely to materially affect, the Company’s internal control over financial reporting.

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(dd)           Compliance with Sarbanes-Oxley Act. The Company is in compliance with, and there has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply, in all material respects, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (collectively, “SOX”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ee)            Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.

(ff)             ERISA Compliance. Except as otherwise disclosed in the Prospectus, the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance with ERISA, except as would not, individually or in the aggregate, result in a Material Adverse Change. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Code of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee pension benefit plan” (as defined under ERISA) established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee pension benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee pension benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee pension benefit plan,” or (ii) Sections 412, 4971 or 4975 of the Code or (iii) Section 4980B of the Code as a result of a failure to comply with such section. Except as would not, individually or in the aggregate, result in a Material Adverse Change, each “employee pension benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

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(gg)            Brokers. Except as otherwise disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(hh)           Dividend Restrictions. Except as otherwise disclosed in the Prospectus, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary, except as may be prohibited or restricted by law.

(ii)               Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA.

(jj)               Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk)           REIT Status. The Company is organized as and operates in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Code; and the method of operation for the Company and its subsidiaries as described in the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(ll)               OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

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(mm)         Registration Rights. Except as disclosed in the Registration Statement or the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

(nn)           Lending Relationship. Except as otherwise disclosed in the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Robert W. Baird and (ii) does not intend to use any of the proceeds from the sale of Placement Shares hereunder to repay any outstanding debt owed to any affiliate of Robert W. Baird.

(oo)           Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described and filed as required.

(pp)           Trading. Subject to compliance with applicable securities laws, the Company consents to Robert W. Baird trading in the Common Stock for Robert W. Baird’s own account and for the account of its clients at the same time as sales of Placement Shares occur pursuant to this Agreement.

(qq)           Operating Partnership.

(i)              The Operating Partnership is a limited partnership duly formed and validly existing under the laws of the State of Delaware, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(ii)             This Agreement is duly and validly authorized, executed and delivered by or on behalf of the Operating Partnership and constitutes a valid and binding agreement of the Operating Partnership enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable securities laws).

(iii)           The execution and delivery of this Agreement and the performance hereunder by the Operating Partnership does not and will not conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under: (i) the Operating Partnership’s or any of its subsidiaries’ agreement of limited partnership, or other organizational documents; (ii) any indenture, mortgage, stockholders’ agreement, voting trust, note, lease or other agreement or instrument to which the Operating Partnership or any of its subsidiaries is a party or by which the Operating Partnership or any of its subsidiaries or any of their properties is bound except, for purposes of this clause (ii) only, for such conflicts, breaches or defaults that could not have or result in, individually or in the aggregate, (A) a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Operating Partnership, or (B) a Material Adverse Change; or (iii) any statute, rule or regulation or order of any court or other governmental agency or body having jurisdiction over the Operating Partnership or any of its properties. No consent, approval, authorization or order of any court or other governmental agency or body has been obtained nor is required for the performance of this Agreement by the Operating Partnership. The Operating Partnership is not in violation of its agreement of limited partnership or other organizational documents.

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(iv)           There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Operating Partnership, threatened against or affecting the Operating Partnership.

(v)            The Operating Partnership possesses such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, other than those which the failure to possess or own would not have or result in, individually or in the aggregate, (A) a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Operating Partnership or (B) a Material Adverse Change, and the Operating Partnership has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to Robert W. Baird or to counsel for Robert W. Baird shall be deemed a representation and warranty by the Company to Robert W. Baird as to the matters covered thereby.

The Company acknowledges that Robert W. Baird and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to Robert W. Baird, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

6.                  Sale and Delivery; Settlement.

(a)                Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon Robert W. Baird’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, Robert W. Baird, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. Each of the Company and the Operating Partnership acknowledges and agrees that (i) there can be no assurance that Robert W. Baird will be successful in selling Placement Shares, (ii) Robert W. Baird will not incur any liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by Robert W. Baird to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Agreement and (iii) Robert W. Baird shall not be under any obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed to by Robert W. Baird in a Placement Notice (as amended by the corresponding Acceptance, if applicable).

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(b)               Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date” and the first such settlement date, the “First Delivery Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Robert W. Baird at which such Placement Shares were sold, after deduction for (i) Robert W. Baird’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to Robert W. Baird hereunder pursuant to Section 7(g) (Expenses) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)                Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting Robert W. Baird’s or its designee’s account (provided Robert W. Baird shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, Robert W. Baird acting under the applicable Placement Notice will deliver the related Net Proceeds in same-day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company will, in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution), (i) hold Robert W. Baird harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to Robert W. Baird any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)               Denominations; Registration. The Placement Shares shall be in such denominations and registered in such names as Robert W. Baird may request in writing at least one full business day before each Settlement Date. The Company shall deliver the Placement Shares through the facilities of the DTC unless Robert W. Baird shall otherwise instruct in writing.

(e)                Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate gross sales proceeds sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Placement Shares under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to Robert W. Baird in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares at a price lower than the minimum price authorized from time to time by the Company’s board of directors, duly authorized committee thereof or a duly authorized executive committee, and notified to Robert W. Baird in writing.

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(f)                Limitations on Robert W. Baird. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Placement Shares shall only be effected by or through Robert W. Baird (or an Alternative Manager) on any single given day, but in no event more than one, and the Company shall in no event request that Robert W. Baird and any Alternative Manager sell Placement Shares on the same day.

(g)                Limitations on Placement Notices. The Company shall not deliver a Placement Notice to Robert W. Baird at any time (i) during which there is an outstanding Placement Notice pursuant to which Placement Shares are being offered for sale or (ii) following the expiration of the time period specified in a Placement Notice during which sales were requested to be made but prior to the Settlement Date with respect to the pending sale of the Placement Shares pursuant to such Placement Notice; provided, however, that the foregoing limitation shall not apply to a Placement Notice that the Company is delivering to Robert W. Baird when Robert W. Baird is acting pursuant to the Placement Notice referred to in clauses (i) and (ii) of this Section 6(g).

7.                  Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership covenant and agree with Robert W. Baird that:

(a)                Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by Robert W. Baird under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will notify Robert W. Baird promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

(b)               Notice of Commission Stop Orders. The Company will advise Robert W. Baird, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Placement Shares; and the Company will reasonably promptly use its commercially reasonable efforts to prevent the issuance of any stop or other order or to obtain its withdrawal if such a stop or other order should be issued.

(c)                Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by Robert W. Baird under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will reasonably promptly notify Robert W. Baird to suspend the offering of Placement Shares during such period and the Company will reasonably promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

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(d)               Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by Robert W. Baird under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Nasdaq (or the Company’s then principal trading market for its Common Stock).

(e)                Delivery of Registration Statement and Prospectus. The Company will furnish to Robert W. Baird and their counsel (at the expense of the Company) copies of the Registration Statement and the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to Robert W. Baird will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, the Company will not be required to furnish any document (other than the Prospectus) to Robert W. Baird to the extent such document is available on EDGAR.

(f)                Earnings Statement. The Company will make generally available to its security holders as soon as reasonably practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. “Earnings statement” and “make generally available” will have the meanings contained in Rule 158 under the Securities Act.

(g)                Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of the Company’s obligations hereunder, which the parties acknowledge include expenses relating to: (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, and of this Agreement, (ii) the preparation, issuance and delivery of the Placement Shares, (iii) the printing and delivery by Robert W. Baird of copies of the Prospectus and any amendments and supplements thereto, (iv) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Exchange, and (v) the filing fees and expenses (including the Company’s counsel and accountants fees), if any, related to the filing and clearance of the transactions and related documentation with the Commission and FINRA. The Company will pay to Merrill Lynch upon execution of the applicable Alternative Distribution Agreement all reasonable and customary expenses incurred by Robert W. Baird and the Alternative Managers through the date hereof and incident to the negotiation and performance of Robert W. Baird’s obligations hereunder and the Alternative Managers’ obligations under the Alternative Distribution Agreements (“Reimbursable Expenses”), including fees and disbursements of counsel to Robert W. Baird and the Alternative Managers, in the aggregate, consultant fees, travel and lodging expenses and any other fees and expenses incurred by Robert W. Baird and the Alternative Managers in connection with this Agreement and the Alternative Distribution Agreements and the transactions contemplated hereby and thereby, in all cases not to exceed $50,000 in the aggregate and, in addition, up to $10,000 for fees of counsel to Robert W. Baird and the Alternative Managers, in the aggregate, related to the filing and clearance of the transactions and related documentation with FINRA (collectively, the “Expense Cap”). Reimbursable Expenses (including expenses incurred in connection with each settlement/closing under Section 6 hereof) incurred by Robert W. Baird and the Alternative Managers following the date hereof shall be invoiced to the Company in reasonable detail by Merrill Lynch and paid by the Company at the earlier of the then next settlement/closing under Section 6 hereof and ten (10) days after the delivery of such invoice to the Company; provided that all such post-signing reimbursements shall count toward and be subject to the Expense Cap.

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(h)               Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i)                 Notice of Other Sales. During either the pendency of any Placement Notice given hereunder, or any period in which the Prospectus relating to the Placement Shares is required to be delivered by Robert W. Baird, the Company shall provide Robert W. Baird with at least two (2) business days’ prior notice before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any employee or director stock option or benefits plan or stock ownership plan or issuances permitted by FINRA, (ii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time or (iii) the issuance of Common Stock upon the exercise of any currently outstanding warrants, options or other rights in effect or outstanding and disclosed in filings by the Company available on EDGAR.

(j)                 Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice, advise Robert W. Baird reasonably promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to Robert W. Baird pursuant to this Agreement.

(k)               Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Robert W. Baird or its representatives or agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as Robert W. Baird may reasonably request.

(l)                 Required Filings Relating to Placement of Placement Shares.  The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through Robert W. Baird, the Net Proceeds to the Company and the compensation payable by the Company to Robert W. Baird with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

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(m)             Representation Dates; Certificate. On or prior to the date that the first Placement Shares are sold pursuant to the terms of this Agreement, each time Placement Shares are delivered to Robert W. Baird as principal on a Settlement Date and: (1) each time the Company: (i) files the Prospectus relating to the Placement Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares), the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K); (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act; and (2) at any other time reasonably requested by Robert W. Baird (each date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(m)(2) shall be a “Representation Date”), the Company and the Operating Agreement shall furnish Robert W. Baird with a certificate, in the form attached hereto as Exhibit 7(m) within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide Robert W. Baird with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or Robert W. Baird sells any Placement Shares, the Company shall provide Robert W. Baird with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.

(n)               Legal Opinion of Company Counsel. On the date the first Placement Notice is given hereunder, the Company shall cause to be furnished to Robert W. Baird:

(i) a written opinion and a supplemental “negative assurances” letter, each dated as of the date of such Placement Notice, of Proskauer Rose LLP (“Company Counsel”), in the form of Exhibit 7(n)(i) and 7(n)(ii) hereto.

(ii) a written opinion with respect to certain tax matters in connection with the issuance and sale of Common Stock, dated as of the date of such Placement Notice, of Company Counsel, in the form of Exhibit 7(n)(iii) hereto.

(iii) a written opinion, dated as of the date of such Placement Notice, of Venable LLP (“Maryland Counsel”), in the form of Exhibit 7(n)(iv) hereto;

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Within three Trading Days of each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause to be furnished to Robert W. Baird the written opinions and negative assurance letter of Company Counsel and Maryland Counsel in the foregoing forms; provided, however, that in lieu of such opinions and negative assurance letter, Company Counsel and Maryland Counsel last furnishing such opinion to Robert W. Baird may furnish to Robert W. Baird a letter substantially to the effect that Robert W. Baird may rely on such prior opinion to the same extent as though dated the date of such letter authorizing reliance.

(o)               Comfort Letter. On the date the first Placement Notice is given hereunder, the Company shall cause Grant Thornton LLP (and/or any other independent accountants whose report is included in the Registration Statement or the Prospectus), to furnish Robert W. Baird with a letter (the “Initial Comfort Letter”), dated as of the date of such Placement Notice, in form and substance satisfactory to Robert W. Baird (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act, and the PCAOB, and (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings. Within three Trading Days of each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause such auditors to provide a supplemental comfort letter to Robert W. Baird which shall state that such auditors have followed such procedures as they deem necessary to determine that no changes or modifications to the Initial Comfort Letter are necessary except as set forth in such supplemental letter, together with a  customary “circle up” of the  relevant sections of the Form 10-Q, Form 10-K or other documents filed by the Company with the Commission that contain updated or changed information of the type for which the auditors customarily give comfort.

(p)               Filings with the Nasdaq. The Company will timely file with the Nasdaq (and/or the Company’s then principal trading market for its Common Stock) all material documents and notices required by the Nasdaq (or such other principal trading market) of companies that have or will issue securities that are traded on the Nasdaq (or such other principal trading market).

(q)               Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(r)                 No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and Robert W. Baird in its capacity as principal or agent hereunder, neither of Robert W. Baird nor the Company (including its agents and representatives, other than Robert W. Baird in its capacity as such) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Placement Shares to be sold by Robert W. Baird as principal or agent hereunder. The Company will treat each Robert W. Baird-approved Issuer Free Writing Prospectus, and will comply with the requirements of Rule 433 of the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

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(s)                Sarbanes-Oxley Act.  The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements.  The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of SOX, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to them, particularly during the period in which such periodic reports are being prepared.

(t)                 Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.

(u)               Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Shares sold through Robert W. Baird during the period covered in the report.

(v)               Market Stabilization. The Company will not, and will use its commercially reasonable efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Placement Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Placement Shares during the pendency of any Placement Notice or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company during the pendency of any Placement Notice; provided, however, that upon consent of Robert W. Baird (which consent shall not be unreasonably withheld, conditioned or delayed), the Company may bid for and purchase Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(w)              Listing. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by Robert W. Baird under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Nasdaq (or such other principal trading market for the Company’s Common Stock).

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(x)               Available Shares. The Company will ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock, of the Maximum Amount.

8.                  Conditions to Robert W. Baird’s Obligations. The obligations of Robert W. Baird hereunder with respect to a Placement Notice will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company and the Operating Partnership herein, to the due performance by the Company and the Operating Partnership of its respective obligations hereunder, and to the continuing satisfaction (or waiver by Robert W. Baird in its sole discretion) of the following additional conditions:

(a)                Due Diligence. Prior to the delivery of the first Placement Notice by the Company, Robert W. Baird shall have completed its due diligence review of the Company and the results thereof were satisfactory to Robert W. Baird in its reasonable judgment.

(b)               Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(c)                No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)               Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been, on a consolidated basis, any Material Adverse Change.

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(e)                Legal Opinion of Company Counsel. Robert W. Baird shall have received the opinion of Company Counsel required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinion is required pursuant to Section 7(n).

(f)                Comfort Letter. Robert W. Baird shall have received the Initial Comfort Letter and any update letters required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o).

(g)                Representation Certificate. Robert W. Baird shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(h)               No Exchange Suspension or FINRA Objection. Trading in the Common Stock shall not have been suspended on the Nasdaq. FINRA shall not have objected to the fairness or reasonableness of the terms or arrangements under this Agreement.

(i)                 Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to Robert W. Baird such appropriate further information, certificates and documents as Robert W. Baird may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish Robert W. Baird with such conformed copies of such opinions, certificates, letters and other documents as Robert W. Baird shall reasonably request.

(j)                 Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(k)               Approval for Listing. The Placement Shares shall have been approved for listing on the Exchange, subject only to notice of issuance.

(l)                 Termination of Agreement. If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Robert W. Baird by notice to the Company and such termination shall be without liability of any party to any other party. Notice of such cancellation shall be given in writing and addressed to each of the individuals of the Company set forth on Schedule 2.

(m)             No Termination Event. There shall not have occurred any event or condition that would permit Robert W. Baird to terminate this Agreement pursuant to Section 11.

(n)               Legal Opinion of Counsel for Robert W. Baird. On the date the first Placement Notice is given hereunder, Robert W. Baird shall have received such written opinion or opinions of McDermott Will & Emery LLP, as counsel to Robert W. Baird (“Agent Counsel”), dated as of such date, with respect to such matters as Robert W. Baird may reasonably request, and Agent Counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. Within three Trading Days of each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, Robert W. Baird shall have received such written opinion(s) of Agent Counsel; provided, however, that in lieu of such opinion(s), Agent Counsel may furnish to Robert W. Baird a letter substantially to the effect that Robert W. Baird may rely on such prior opinion(s) to the same extent as though dated the date of such letter authorizing reliance.

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9.                  Indemnification and Contribution.

(a)                Indemnification of Robert W. Baird. The Company and the Operating Partnership agree to indemnify and hold harmless Robert W. Baird, and its officers, employees and agents, and each person, if any, who controls Robert W. Baird within the meaning of the Securities Act or the Exchange Act (an “Agent Affiliate”) against any loss, claim, damage, liability or expense, as incurred, to which Robert W. Baird or such officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A and 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (B) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (C) any act or failure to act or any alleged act or failure to act by Robert W. Baird in connection with, or relating in any manner to, the Placement Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (A) or (B) above; and to reimburse Robert W. Baird and each such officer, employee, agent and controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Robert W. Baird) as such expenses are reasonably incurred by Robert W. Baird or such officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information relating to Robert W. Baird furnished to the Company by Robert W. Baird expressly for use in the Registration Statement, Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 9(a)(i) shall be in addition to any liabilities that the Company and the Operating Partnership may otherwise have.

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(b)               Indemnification of the Company, the Operating Partnership, and their respective Directors and Officers. Robert W. Baird agrees to indemnify and hold harmless the Company, the Operating Partnership, each of and their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or the Operating Partnership, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of Robert W. Baird), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (or such amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information relating to Robert W. Baird furnished to the Company by Robert W. Baird expressly for use therein; and to reimburse the Company, the Operating Partnership, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, the Operating Partnership, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 9(a)(ii) shall be in addition to any liabilities that Robert W. Baird may otherwise have.

(c)               Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (A) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by Robert W. Baird (in the case of counsel for the indemnified parties referred to in Section 9(a)(i) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(a)(ii) above)), (B) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (C) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

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(d)               Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(a)(iii) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (B) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Contribution. If the indemnification provided for in Section 9(a) is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (A) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and Robert W. Baird, on the other hand, from the offering of the Placement Shares pursuant to this Agreement or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and Robert W. Baird, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and Robert W. Baird, on the other hand, in connection with the offering of the Placement Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total gross proceeds from the offering of the Placement Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership, and the total commissions received by Robert W. Baird, in each case as pursuant to this Agreement bear to the aggregate public offering price of the Placement Shares pursuant to this Agreement. The relative fault of the Company and the Operating Partnership, on the one hand, and Robert W. Baird, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating

29

Partnership, on the one hand, or Robert W. Baird, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(a)(iii), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(a)(iii) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9(b); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(a)(iii) for purposes of indemnification. The Company, the Operating Partnership and Robert W. Baird agree that it would not be just and equitable if contribution pursuant to this Section 9(b) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(e). Notwithstanding the provisions of this Section 9(e), Robert W. Baird shall not be required to contribute any amount in excess of the commissions received by Robert W. Baird under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 9(e), each officer, employee and agent of Robert W. Baird and each person, if any, who controls Robert W. Baird within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as Robert W. Baird, and each director of the Company and the Operating Partnership, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Operating Partnership.

10.              Representations and Agreements to Survive Delivery. All representations and warranties of the Company and the Operating Partnership herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Robert W. Baird, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefore or (iii) any termination of this Agreement.

11.              Termination.

(a)                Termination; General. Robert W. Baird may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Change, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Robert W. Baird, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (3) if trading in the Placement Shares has been suspended or limited by the Commission or the Nasdaq, or if trading generally on the Nasdaq has been suspended or limited, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities.

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(b)               Termination by the Company. Subject to Section 11(e), the Company shall have the right to terminate this Agreement by giving ten (10) days prior notice to Robert W. Baird.

(c)                Termination by Robert W. Baird. In addition to the rights set forth in Section 11(a), subject to Section 11(e), Robert W. Baird shall have the right to terminate this Agreement by giving ten (10) days prior notice to the Company.

(d)               Automatic Termination. Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of the Maximum Amount of Placement Shares through Robert W. Baird pursuant to this Agreement.

(e)                Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date specified in such notice by Robert W. Baird or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

(f)                Survival. Notwithstanding anything herein to the contrary, the provisions of Sections 5 (as of the respective dates of the representations and warranties), 7(g), 9, 10 (as of the respective dates of the representations and warranties), 16, 17 and 19 hereof and the obligation herein to pay any discount, commission or other compensation accrued, but unpaid, shall survive any expiration or termination of this Agreement.

12.              Notices. Except as otherwise provided in this Agreement, all notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to Robert W. Baird,

Robert W. Baird & Co. Incorporated

1717 K Street, Suite 910

Washington, DC 20036

Fax No.: (414) 298-6120

Attention: John Roesner

with a copy to,

McDermott Will & Emery LLP

340 Madison Ave
New York, New York 10173-1922
Facsimile: (212) 547-5444

Attention: Stephen E. Older

   Andrew T. Turney

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sent to the Company,

American Realty Capital Properties, Inc.

405 Park Avenue

New York, NY 10022

Fax No.: (212) 421-5799

Attention: Edward M. Weil, Jr.

with copies to,

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036
Fax: 212-969-2900
Attention: Peter M. Fass, Esq.

sent to the Operating Partnership,

ARC Properties Operating Partnership, L.P.

405 Park Avenue

New York, NY 10022

Fax No.: (212) 421-5799

Attention: Edward M. Weil, Jr.

with copies to,

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036
Fax: 212-969-2900
Attention: Peter M. Fass, Esq.

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

13.              Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, the Operating Partnership and Robert W. Baird and its and their respective successors, permitted assigns and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party may assign its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

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14.              Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Placement Shares.

15.              Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof; provided, that nothing herein shall be deemed to terminate or modify any existing obligations arising under the underwriting agreements entered into by the Company, the Operating Partnership and Robert W. Baird prior to the date hereof. Notwithstanding anything herein to the contrary, this Agreement and the Alternative Distribution Agreements replace and supersede the Existing Distribution Agreement in its entirety. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company, the Operating Partnership and Robert W. Baird. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16.              Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17.              WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE OPERATING PARTNERSHIP AND ROBERT W. BAIRD HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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18.              Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

19.              Absence of Fiduciary Relationship. Each of the Company and the Operating Partnership acknowledges and agrees that:

(a)                Robert W. Baird is acting solely as agent and/or principal in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Company, the Operating Partnership or any of their respective affiliates, shareholders (or other equity holders), creditors or employees or any other party, on the one hand, and Robert W. Baird, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether Robert W. Baird has advised or is advising the Company and/or the Operating Partnership on other matters, and Robert W. Baird has no obligation to the Company or the Operating Partnership with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)               the Company and the Operating Partnership are each capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                the Company and the Operating Partnership has been advised that Robert W. Baird and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that Robert W. Baird has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship;

(d)               the Company and the Operating Partnership each disclaims any intention to impose fiduciary obligations on Robert W. Baird by virtue of the engagement contemplated by this Agreement;

(e)                Robert W. Baird has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and the Company and the Operating Partnership have each consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate; and

(f)                the Company and the Operating Partnership each waives, to the fullest extent permitted by law, any claims it may have against Robert W. Baird for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Robert W. Baird shall have no liability (whether direct or indirect) to the Company or the Operating Partnership in respect to such fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Operating Partnership, including shareholders, partners, employees or creditors of the Company or the Operating Partnership.

[Remainder of Page Intentionally Blank]

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If the foregoing correctly sets forth the understanding between the Company, the Operating Partnership and Robert W. Baird, please so indicate in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement between the parties.

Very truly yours,

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By: /s/ Nicholas S. Schorsch

Name: Nicholas S. Schorsch

Title: Chief Executive Officer

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

By: American Realty Capital Properties, Inc.,

        its general partner

By: /s/ Nicholas S. Schorsch

Name: Nicholas S. Schorsch

Title: Chief Executive Officer

robert w. baird & Co. incorporated

By: /s/ Lindsey Houser

Name: Lindsey Houser

Title: Managing Director

35

Exhibit 1

FORM OF PLACEMENT NOTICE

From:	[	]

Cc:	[	]

To:	[	]

Subject: Equity Distribution — Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement by and among American Realty Capital Properties, Inc. (the “Company”), ARC Properties Operating Partnership, L.P. and Robert W. Baird & Co. Incorporated (“Robert W. Baird”), dated as of January 22, 2013 (the “Agreement”), I hereby request on behalf of the Company that Robert W. Baird sell up to [____] shares of the Company’s common stock, par value $0.01 per share, at a minimum market price of $[___] per share.

The Company hereby confirms that, as of the date of this Placement Notice, neither the Prospectus, nor any Issuer Free Writing Prospectus, when taken together with the Prospectus, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE MAXIMUM AGGREGATE OFFERING PRICE, THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE AGENT, AND/OR THE CAPACITY IN WHICH THE AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

Ex. 1-1

Schedule 1

Placement Notice Authorized Personnel

(See Attached)

Sch. 1-1

Schedule 2

With respect to each Placement Notice and any Placement Shares sold pursuant thereto, Robert W. Baird shall be paid compensation, in the aggregate, equal to 2% of the gross proceeds from the sale of Placement Shares pursuant to the terms of this Agreement.

Exhibit 7(m)

Pursuant to Section 7(m) of the Agreement (the “Agreement”), dated as of January 22, 2013, by and among American Realty Capital Properties, Inc. (the “Company”), ARC Properties Operating Partnership, L.P. (the “Operating Partnership”) and Robert W. Baird & Co. Incorporated, the undersigned Chief Executive Officer and Chief Financial Officer of the Company, hereby certify to Robert W. Baird on behalf of the Company, and, in the Company’s capacity as the general partner of the Operating Partnership, the Operating Partnership, that to the knowledge of the undersigned, as of the date indicated below:

(i) The representations and warranties of the Company and the Operating Partnership in Section 5 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality, material adverse effect or Material Adverse Change, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii) The Company and the Operating Partnership each has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions that are waived by Robert W. Baird).

Date: __________	_____________________________

_____________________________

Exhibit 7(n)(i)

[Form of Company Counsel Opinion]

(See attached)

Exhibit 7(n)(ii)

[Form of Negative Assurances Letter]

(See attached)

Exhibit 7(n)(iii)

[Form of Tax Opinion]

(See Attached)

Exhibit 7(n)(iv)

[Form of Maryland Counsel Opinion]

(See Attached)